Credit Agreement
                            Dated as of July 30, 2001

          CREDIT AGREEMENT (this "Agreement") dated as of July 30, 2001 between Amerada Hess Corporation, a Delaware corporation (the "Borrower"), and Citibank, N.A. ("Citibank"). Capitalized terms not otherwise defined in this Agreement shall have the same meanings as specified therefor in the Third Amended and Restated Credit Agreement dated as of January 23, 2001 in respect of Facility A (as in effect on the date hereof, the "Existing Credit Agreement") among the Borrower, the lenders party thereto, Goldman Sachs Credit Partners L.P., as joint book runner, joint lead arranger and sole syndication agent, Chase Securities Inc., as joint book runner and joint lead arranger, Bank of America, N.A., Citibank, N.A. and Barclays Bank PLC, as co-documentation agents and arrangers, and The Chase Manhattan Bank, as administrative agent for such lenders.

          SECTION 1. The Advances. (a) Citibank hereby agrees, on the terms and conditions hereinafter set forth, to make advances (each, an "Advance") to the Borrower from time to time on any Business Day during the period from the date of this Agreement to (but not including) the Termination Date in an aggregate principal amount not to exceed $1,000,000,000 at any time outstanding (the "Facility"). Within the limits of the unused portion of the Facility in effect from time to time, the Borrower may borrow under this Section 1(a), prepay pursuant to Section 1(e) and reborrow under this Section 1(a).

          (b) Each Advance shall be made on the same Business Day's notice for Advances bearing interest by reference to the Base Rate (as defined below) ("Base Rate Advances") and on three Business Days' notice for Advances bearing interest by reference to the Adjusted LIBO Rate ("Eurodollar Rate Advances") subject to a notice of borrowing (a "Notice of Borrowing") being delivered to Citibank not later than 11:00 A.M. (New York City time) on the applicable notice date which sets forth the same information and provides the same certifications and assurances as are required to be included in comparable Borrowing Request delivered under the Existing Credit Agreement. Upon fulfillment of the applicable conditions set forth in Sections 2, if applicable, and 3, Citibank will make the proceeds of such Advance available to the Borrower at the account specified by the Borrower in the related Notice of Borrowing. All Notices of Borrowing may be delivered by telephone and confirmed in writing. For purposes of this Agreement, "Base Rate" means, for any day, a fluctuating rate per annum in effect from time to time, which rate per annum shall be equal to the higher of (a) the rate of interest publicly announced by Citibank in New York, New York as its base rate in effect on such day and (b) the sum of (i) 1/2 of 1% per annum and (ii) the Federal Funds Effective Rate in effect on such day.

          (c) The Facility shall be automatically terminated and the Borrower shall repay to Citibank the aggregate principal amount of all outstanding Advances, together with accrued and unpaid interest thereon, on the earlier of July __, 2003 and the date of the termination of the Facility in full pursuant to Section 1 hereof or Article VII of the Existing Credit Agreement as incorporated herein by reference (the "Termination Date"). Upon the issuance by the Borrower or any of its Subsidiaries of any debt security in the capital markets with a maturity in excess of one year and in an amount of $100,000,000 or more, the Facility shall automatically reduce by an amount equal to the net cash proceeds from any such issuance on the Business Day next following the date of receipt by the Borrower or its Subsidiaries of such proceeds.

          (d) The Borrower may, upon at least three Business Days' notice to Citibank, terminate in whole or reduce in part the unused portions of the Facility. The Borrower shall, on each date of a reduction in the Facility as set forth in Section 1(c) above, repay the Advances in a principal amount equal to the excess of the aggregate principal amount of the Advances over the Facility as so reduced.

          (e) The Borrower may, upon at least three Business Days' notice to Citibank in the case of Eurodollar Rate Advances and at least one Business Day's notice to Citibank in the case of Base Rate Advances, in each case received on such day not later than 11:00 A.M. (New York City time) and stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Borrower shall, prepay the aggregate principal amount of the Advances outstanding on such date, in whole or in part. All prepayments under this
Section 1(e) shall be made together with (i) accrued and unpaid interest to the date of such prepayment on the principal amount so prepaid and (ii) in the case of any such prepayment of a Eurodollar Rate Advance on a date other than the last day of an Interest Period therefor, any amounts owing in respect of Eurodollar Rate Advances pursuant to Section 5(f) hereof.

          (f) The Borrower shall pay interest on the unpaid principal amount of each Advance from the date of such Advance until the principal amount thereof is paid in full on the dates for payment specified for Advances of the same type under the Existing Credit Agreement at a rate per annum equal, (i) in the case of Base Rate Advances, to the Base Rate in effect from time to time plus, for each date on which the aggregate principal amount of the Advances outstanding equals or exceeds 33% of the Facility, the Applicable Utilization Fee (as defined below) and (ii) in the case of Eurodollar Rate Advances, to the sum of the Adjusted LIBO Rate in effect for the applicable Interest Period plus the Applicable Margin (as defined below) plus, for each date on which the aggregate principal amount of the Advances outstanding equals or exceeds 33% of the Facility, the Applicable Utilization Fee. Similarly, the Borrower shall pay a facility fee from the date of this Agreement to the Termination Date at a rate per annum equal to the Applicable Percentage (as defined below) on the Facility on the dates for payment specified for payment of the "Facility Fee" under the Existing Credit Agreement. For purposes of this Section 2(f), the terms "Applicable Utilization Fee", "Applicable Margin", and "Applicable Percentage" are each defined as a percentage per annum determined by reference to the Borrower's long term senior unsecured debt rating, as set forth on Schedule I to this Agreement.

          (g) The Borrower shall make each payment hereunder, irrespective of any right of counterclaim or setoff, not later than 12:00 Noon (New York City time) on the day when due in U.S. dollars and in same day funds to Citibank at the account of Citibank most recently specified in writing to the Borrower by Citibank, with payments received by Citibank after 12:00 Noon (New York City time) on any such day being deemed to have been received on the next succeeding Business Day. All computations of interest determined by reference to the Base Rate payable hereunder shall be made on the basis of a year of 365 or 366 days, as the case may be, and all other computations of interest and fees payable hereunder shall be made on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable.

          (h) The proceeds of the Advances shall be available for general corporate purposes of the Borrower and its subsidiaries.

          SECTION 2.  Conditions  Precedent to the  Effectiveness  of Section 1.
Section 1 of this Agreement shall become effective on the first date (the "Effective Date") on which all of the following conditions precedent have been satisfied:

          (a) The conditions precedent to the closing date under Sections 4.01(b), (c), (d), (e), (h) and (i) of the Existing Credit Agreement shall have been satisfied with respect to this Agreement as if such conditions precedent were set forth in full herein (with appropriate modifications to refer to Citibank, as the lender, the Facility and this Agreement).

          (b) The Borrower or its affiliates shall have accepted for payment at least a majority of the outstanding ordinary shares on a fully diluted basis of Triton Energy Limited in its cash tender offer for ordinary shares of Triton as announced July 10, 2001.

          (c) All of the representations and warranties incorporated by reference into this Agreement shall be true and correct in all material respects on the Effective Date, as though made on and as of such date (other than any such representation and warranty that, by its terms, refers to a specific date other than the Effective Date, in which case, as of such specific date).

          (d) No event shall have occurred and be continuing, or shall occur as a result of the Effective Date, that would constitute a Default.

          SECTION 3. Conditions Precedent to Each Advance. The obligation of Citibank to make an Advance shall be subject to the further conditions precedent that on the date of such Advance the following statements shall be true (and each of the giving of the applicable Notice of Borrowing and the acceptance by the Borrower of the proceeds of such Advance shall constitute a representation and warranty by the Borrower that, both on the date of such notice and on the date of such Advance, such statements are true):

          (a) the representations and warranties incorporated by reference into this Agreement are correct in all material respects on and as of such date, before and after giving effect to such Advance and to the application of the proceeds, if any, therefrom, as though made on and as of such date (except for any such representation and warranty that, by its terms, refers to a specific date other than the date of such Advance, in which case, as of such specific date); and

          (b) no event has occurred and is continuing, or would result from such Advance or from the application of the proceeds therefrom, that constitutes a Default.

          SECTION 4. Incorporation by Reference. (a) All of the terms and conditions of the Existing Credit Agreement (including, without limitation, all conditions, representations and warranties, covenants, events of default, increased costs, taxes, capital adequacy and assignment provisions, and all defined terms used therein and exhibits and schedules to the Existing Credit Agreement referred to therein, but not including Sections 2.01 through 2.04, 2.10, 2.14, 9.01, 9.02 and 9.03 thereof) that are not otherwise fully and expressly set forth in this Agreement are specifically incorporated herein by reference with the same force and effect as if the same were set out in this Agreement in full. Except as otherwise provided herein, all references in such incorporated provisions to any "Agent", the "Agents", a "Lender" or the "Lenders" or words of similar import or to "this Agreement", "hereof", "hereto" or "hereunder" or words of similar import shall, without further reference, mean and refer to Citibank under this Agreement and to this Agreement, respectively; all references in such incorporated provisions to the "Company" shall, without further reference, mean and refer to the Borrower hereunder; all references in such incorporated provisions to the "Third Amended and Restated Effective Date" shall, without further reference, mean and refer to the Effective Date hereunder; all references in such incorporated provisions to a "Borrowing", "Borrowings", a "Loan" or the "Loans" (or to a Type of "Loan" or "Borrowing" under the Existing Credit Agreement) or words of similar import shall, without further reference, mean and refer to an Advance or the Advances, as appropriate, hereunder; all references in such incorporated provisions to "ABR" or "Alternate Base Rate" shall, without further reference, mean and refer to the Base Rate hereunder; all references in such incorporated provisions to a "Commitment" shall, without further reference, mean and refer to the Facility hereunder; all references in such incorporated provisions to the "Maturity Date" shall, without further reference, mean and refer to the Termination Date hereunder; and all references in Section 3.04 of such incorporated provisions to the dates "December 31, 1999" and "September 30, 2000" shall, without further reference, mean and refer to the dates "December 31 2000" and "June 30, 2001", respectively. Similarly, to the extent any word or phrase is defined in this Agreement, any such word or phrase appearing in provisions so incorporated by reference from the Existing Credit Agreement shall have the meaning given to it in this Agreement. The incorporation by reference into this Agreement of the terms and conditions of the Existing Credit Agreement is for convenience only, and this Agreement and the Existing Credit Agreement shall at all times be, and be deemed to be and treated as, separate and distinct loan obligations. The incorporation by reference into this Agreement of the terms and conditions of the Existing Credit Agreement shall not be affected or impaired by any subsequent amendment, expiration or termination of the Existing Credit Agreement.

          (b) The Borrower, by its execution of this Agreement, hereby agrees to amend and restate this Agreement at the request of Citibank to set forth in full the provisions incorporated by reference herein from the Existing Credit Agreement and to modify the terms and provisions of this Agreement as appropriate to provide for the inclusion of additional lenders upon any assignment or proposed assignment by Citibank of its rights and obligations hereunder effected in accordance with Section 5(i). In addition, the Borrower hereby agrees to notify Citibank promptly and in any event within three Business Days of any amendment, supplement or other modification to the Existing Credit Agreement and, at the request of Citibank, to enter into any amendment or supplement to this Agreement proposed by Citibank to incorporate comparable amendments, supplements or other modifications to this Agreement.

          SECTION 5. Miscellaneous. (a) No amendment or waiver of any provision of this Agreement, nor consent to any departure by the Borrower herefrom, shall in any event be effective unless the same shall be in writing and signed by the Borrower and Citibank, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          (b) All notices and other communications provided for hereunder (except as specified in Section 1(b)) shall be in writing (including telecopier, telegraphic or telex) and mailed, telecopied, telegraphed, telexed or delivered, if to the Borrower, at its address at 1185 Avenue of the Americas, New York, New York 10036, Attention: Treasurer,; and if to Citibank, at its address at 388 Greenwich Street, New York, New York 10013, Attention: Gordon DeKuyper; or, as to each party, at such other address as shall be designated by such party in a written notice to the other party. All such notices and communications shall be effective when received.

          (c) No failure on the part of Citibank to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          (d) The Borrower agrees to pay on demand all costs and expenses of Citibank in connection with the preparation, execution, delivery, administration, modification and amendment of this Agreement, including, without limitation, the reasonable fees and expenses of counsel for Citibank with respect thereto and with respect to advising Citibank as to its rights and responsibilities under this

Agreement. The Borrower further agrees to pay on demand all costs and expenses of Citibank, if any (including, without limitation, reasonable counsel fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, including, without limitation, reasonable fees and expenses of counsel for Citibank in connection with the enforcement of rights under this Section 5(d).

          (e) The Borrower agrees to indemnify and hold harmless Citibank and each of its affiliates and their officers, directors, employees, agents and advisors (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) (i) this Agreement, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Advances or (ii) the actual or alleged presence of hazardous materials on any property of the Borrower or any of its Subsidiaries or any action under any Environmental Laws relating in any way to the Borrower or any of its Subsidiaries, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from an Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 5(e) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Borrower, its directors, shareholders or creditors or an Indemnified Party or any other Person or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. The Borrower also agrees not to assert any claim for special, consequential or punitive damages against Citibank, any of its affiliates, or any of their respective directors, officers, employees, attorneys and agents, on any theory of liability, arising out of or otherwise relating to this Agreement, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Advances.

          (f) If any payment of principal of any Eurodollar Rate Advance is made by the Borrower to Citibank other than on the last day of the Interest Period for such Advance, as a result of a payment pursuant to Section 1(c) of this Agreement, acceleration of the maturity of the Advances pursuant to Article VII of the Existing Credit Agreement (as incorporated herein by reference) or for any other reason, the Borrower shall, upon demand by Citibank, pay to Citibank any amounts required to compensate it for any additional losses, costs or expenses that it may reasonably incur as a result of such payment, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by Citibank to fund or maintain such Advance.

          (g) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in Sections 5(d), (e) and (f) shall survive the payment in full of principal, interest and all other amounts payable hereunder.

          (h) This Agreement shall be binding upon and inure to the benefit of the Borrower and Citibank and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of Citibank.

          (i) After March 31, 2002, Citibank may assign to one or more Persons reasonably satisfactory to the Borrower all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of the Facility and the Advances owing to it) in a minimum aggregate assignment level of $10,000,000 (and increments of $1,000,000 in excess thereof) and otherwise on the same terms and subject to the same conditions as are set forth for assignments by lenders under the Existing Credit Agreement. In connection with any such assignment, the Borrower agrees to execute and deliver such documentation as Citibank or any such permitted assignee may reasonably request to evidence such assignment and the rights and obligations of such assignee hereunder.

          (j) This Agreement may be executed in separate counterparts by the parties hereto, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of an originally executed counterpart of this Agreement.

          (k) This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

          (l) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the Notes, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or the Notes in the courts of any jurisdiction. Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement, the Notes or any other Loan Document in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          (m) Waiver of Jury Trial.

          Each of the Borrower and Citibank hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement, the Notes or any other Loan Document or the actions of Citibank in the negotiation, administration, performance or enforcement thereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                     AMERADA HESS CORPORATION


                                     By  /s/ G. A. Jamin
                                        ------------------------------------
                                        Name:  G. A. Jamin
                                        Title: Senior Vice President, Treasurer

                                                    CITIBANK, N.A.


                                                    By /s/ Gordon H. DeKuyper
                                                      ------------------------
                                                      Name:  Gordon H. DeKuyper
                                                      Title:     Vice President






                                                               Schedule I
====================================================================================================================
                           Level 1           Level 2          Level 3            Level 4             Level 5
BASIS FOR PRICING      Public Debt       Public Debt     Public Debt        Public Debt        Public Debt Rating
                       Rating At Least   Rating Less     Rating Less Than   Rating Less Than   less than Level 4.
                       A- By S&P Or A3   Than Level 1    Level 2 But At     Level 3 But At
                       By Moody's.       But At Least    Least BBB By S&P   Least BBB- By
                                         BBB+ By S&P Or  Or Baa2 By         S&P Or Baa3 By
                                         Baa1 By         Moody's.           Moody's.
                                         Moody's.
====================================================================================================================
                           7.5 bps          10.0 bps         12.5 bps           17.5 bps             35.0 bps
Applicable Percentage

--------------------------------------------------------------------------------------------------------------------
                           42.5 bps         52.5 bps         75.0 bps           82.5 bps            115.0 bps
Applicable Margin

--------------------------------------------------------------------------------------------------------------------
                           5.0 bps           7.5 bps         12.5 bps           12.5 bps             25.0 bps
Applicable
Utilization Fee
(Usage > 33%)

====================================================================================================================

                           bps = basis points per annum

